Exhibit 15.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Form 20-F of our report dated March 28, 2025, which includes an explanatory paragraph relating to Hennessy Capital Investment Corp. VI’s ability to continue as a going concern, relating to the financial statements of Hennessy Capital Investment Corp. VI. We also consent to the reference to us under the caption “Statement of Experts”.

/s/ WithumSmith+Brown, PC

New York, New York

June 11, 2025